Exhibit 99.1

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports ASV growth of $25 million for the Fourth Quarter of Fiscal 2013

●	ASV advanced $25 million, up 6% excluding currency
●	Adjusted EPS was $1.20, up 11%
●	Free cash flow was $71 million, up 38%

NORWALK, Conn., September 17, 2013 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced its results for the fourth quarter of fiscal 2013.

For the quarter ended August 31, 2013, revenues increased to $219.3 million, up 6% over the prior year. Operating income was $70.5 million compared to $70.6 million in the year ago quarter. Net income was $51.0 million versus $48.5 million a year ago. Diluted earnings per share was $1.16 compared to $1.08 in the same period of fiscal 2012.

Adjusted operating income for the quarter was $73.2 million, up 4% over the prior year. Adjusted operating income excludes a non-cash pre-tax charge of $2.6 million for stock-based compensation primarily related to vesting of performance-based options granted in connection with the acquisition of StreetAccount in June 2012.

Adjusted net income increased 9% to $52.8 million, while adjusted diluted EPS grew 11% to $1.20. Adjusted net income and diluted EPS both exclude the after-tax stock-based compensation charge of $1.9 million or $0.04 per diluted share.

A reconciliation between GAAP and adjusted financial measures is presented on page 8 of this press release.

(Condensed and Unaudited)
	Three Months Ended August 31,
(In thousands, except per share data)	2013	2012	Change
Revenues	$219,332	$207,663	6%
Adjusted operating income	$73,173	$70,627	4%
Adjusted net income	$52,840	$48,539	9%
Adjusted diluted earnings per share	$1.20	$1.08	11%
Diluted weighted average shares	44,043	45,152

“We are excited to report fourth quarter results that include ASV growth of $25 million and adjusted EPS growth of 11%. FactSet accelerated from growth in all geographies and across each user vertical,” said Philip Hadley, Chairman and CEO. “We continue to expand the depth and breadth of our product suites and invest to capture an attractive forward opportunity, as evidenced by our employee growth this quarter.”

Annual Subscription Value (“ASV”)

ASV advanced $25 million or 6% excluding currency and totaled $888 million at August 31, 2013. Of this total, 81.6% is derived from buy-side clients and the remainder is from the sell-side firms who perform M&A advisory work and equity research (refer to the supplementary schedule on page 8 of this press release for the percentage split of ASV between client type on a historical basis). ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights – Fourth Quarter of Fiscal 2013

●	ASV from U.S. operations was $606 million and $282 million was related to international operations.
●	U.S. revenues were $149.9 million, up 6% from the year ago quarter.
●	Non-U.S. revenues rose 5% to $69.4 million as compared to the same period in fiscal 2012. Excluding the impact from foreign currency, the international growth rate was 6%.
●	GAAP operating margin was 32.2%. Adjusted operating margin was 33.4%, compared to 34.0% a year ago.

●

The effective tax rate for the fourth quarter was 28.1%, down from 31.7% a year ago. Excluding income tax benefits recorded during the second quarter of fiscal 2013 primarily from the reenactment of the U.S. Federal R&D credit, the annual effective tax rate was 28.9%.

●	Quarterly free cash flow was $71 million, up 38% over the year ago quarter. For the full fiscal 2013 year, FactSet generated $251 million in free cash flow which is 20% higher than a year ago.

Operational Highlights – Fourth Quarter of Fiscal 2013

●	Client count was 2,500 at August 31st, a net increase of 60 clients, the largest quarterly growth since 2006.
●	Annual client retention was greater than 95% of ASV and 92% when expressed as a percentage of clients.
●	Users increased by 1,409 over the past three months and totaled 50,925 professionals at August 31st. The user count gain was the highest quarterly increase since 2011.
●	Employee count was 6,258 at August 31st, an increase of 358 employees during the quarter.
●	Capital expenditures were $5.2 million.
●	A regular quarterly dividend of $15.2 million or $0.35 per share was paid on September 17, 2013 to common stockholders of recorded as of August 30, 2013.
●	The Company repurchased 1,397,351 shares for $144 million during the fourth quarter. At August 31st, $62 million remains authorized for future repurchases.
●	Common shares outstanding were 43.3 million at August 31, 2013.
●	On September 9th, FactSet relocated its California office from San Mateo to San Francisco.

Revere Data Acquisition

On September 5, 2013, FactSet announced it had acquired the assets of Revere Data, LLC for $15.4 million. Over the last decade, Revere has built an industry taxonomy that offers investors a unique way to classify companies and analyze how they fit in the global economy. Revere also offers a robust database of supply chain relationships that helps investors identify companies' interrelationships and mutual dependencies. At the time of acquisition, Revere had annual subscriptions of $4.9 million and is expected to reduce the Company’s first quarter operating margin by 30 basis points and earnings by $0.01 per share. For the full year fiscal 2014, Revere is expected to dilute earnings per share by $0.02.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

First Quarter Fiscal 2014 Expectations

●	Revenues are expected to range between $222 million and $225 million.
●	Operating margin is expected to range between 33.0% and 34.0%, which includes a 30 basis point reduction from Revere.
●	The annual effective tax rate is expected to range between 28.5% and 29.5% and assumes the U.S. Federal R&D tax credit will be re-enacted by the end of the first quarter of fiscal 2014.
●

GAAP diluted EPS should range between $1.21 and $1.24, the midpoint of the range represents 10% growth over last year’s first quarter. GAAP diluted EPS assumes the U.S. Federal R&D tax credit will be re-enacted. If the U.S. Federal R&D tax credit is not re-enacted, first quarter’s GAAP diluted EPS will be reduced by $0.03.

Conference Call

The Company will host a conference call today, September 17, 2013, at 11:00 a.m. (EDT) to review the fourth quarter fiscal 2013 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expected," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Adjusted Financial Measures

Financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”) including operating income, operating margin, net income and diluted earnings per share have been adjusted. These adjusted financial measures exclude a pre-tax stock-based compensation charge of $2.6 million primarily related to performance-based stock options. The stock-based compensation charge reduced GAAP operating income by $2.6 million, GAAP diluted earnings per share by $0.04 and GAAP operating margin by 120 basis points. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these adjusted financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these adjusted financial measures, please see page 8 of this release.

About Non-GAAP Free Cash Flow

The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed fourth quarter was $76 million of net cash provided by operations and $5 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet, a leading provider of financial information and analytics, helps the world’s best investment professionals outperform. More than 50,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet’s desktop analytics, mobile applications, and comprehensive data feeds. The Company has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom’s Great Places to Work and France’s Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS) (NASDAQ:FDS). Learn more at www.factset.com, and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.

Consolidated Statements of Income – Unaudited

	Three Months Ended August 31,		Twelve Months Ended August 31,
(In thousands, except per share data)	2013	2012	2013	2012

Revenues	$219,332	$207,663	$858,112	$805,793

Operating expenses
Cost of services	80,231	72,295	306,379	275,537
Selling, general and administrative	68,567	64,741	282,314	257,266
Total operating expenses	148,798	137,036	588,693	532,803

Operating income	70,534	70,627	269,419	272,990

Other income	346	459	1,491	1,715
Income before income taxes	70,880	71,086	270,910	274,705

Provision for income taxes	19,916	22,547	72,273	85,896
Net income	$50,964	$48,539	$198,637	$188,809

Diluted earnings per common share	$1.16	$1.08	$4.45	$4.12

Diluted weighted average common shares	44,043	45,152	44,624	45,810

FactSet Research Systems Inc.

Consolidated Statements of Comprehensive Income – Unaudited

	Three Months Ended August 31,		Twelve Months Ended August 31,
(In thousands)	2013	2012	2013	2012

Net income	$50,964	$48,539	$198,637	$188,809

Other comprehensive income (loss), net of tax
Net unrealized (loss) gain on cash flow hedges*	(4,118)	780	(3,296)	(2,141)
Foreign currency translation adjustments	(1,016)	6,630	(5,151)	(14,925)
Other comprehensive (loss) income	(5,134)	7,410	(8,447)	(17,066)
Comprehensive income	$45,830	$55,949	$190,190	$171,743

* The unrealized (loss) gain on cash flow hedges disclosed above was net of tax benefit (expense) of $1,674 and $1,180 for the three and twelve months ended August 31, 2013, respectively, and ($362) and $1,390 for the corresponding periods of fiscal 2012, respectively.

FactSet Research Systems Inc.

Consolidated Balance Sheets - Unaudited

	August 31,	August 31,
(In thousands)	2013	2012

ASSETS
Cash and cash equivalents	$196,627	$189,044
Investments	12,725	13,919
Accounts receivable, net of reserves	73,290	74,251
Prepaid taxes	16,937	2,485
Deferred taxes	2,803	5,085
Prepaid expenses and other current assets	15,652	14,341
Total current assets	318,034	299,125
Property, equipment, and leasehold improvements, net	65,371	76,530
Goodwill	244,573	245,791
Intangible assets, net	36,223	43,371
Deferred taxes	22,023	23,113
Other assets	3,973	6,213
TOTAL ASSETS	$690,197	$694,143

LIABILITIES
Accounts payable and accrued expenses	$29,864	$27,680
Accrued compensation	40,137	41,274
Deferred fees	29,319	30,495
Taxes payable	3,769	-
Dividends payable	15,164	13,727
Total current liabilities	118,253	113,176
Deferred taxes	2,396	2,593
Taxes payable	5,435	5,464
Deferred rent and other non-current liabilities	22,334	20,646
TOTAL LIABILITIES	$148,418	$141,879

STOCKHOLDERS’ EQUITY
Common stock	$481	$456
Additional paid-in capital	326,869	137,569
Treasury stock, at cost	(454,917)	(122,749)
Retained earnings	700,519	559,714
Accumulated other comprehensive loss	(31,173)	(22,726)
TOTAL STOCKHOLDERS’ EQUITY	541,779	552,264
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$690,197	$694,143

FactSet Research Systems Inc.

Consolidated Statements of Cash Flows - Unaudited

(In thousands)	Twelve Months Ended August 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$198,637	$188,809
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	35,779	33,779
Stock-based compensation expense	39,951	21,982
Deferred income taxes	3,175	(3,760)
Gain on sale of assets	(26)	-
Tax benefits from share-based payment arrangements	(25,225)	(11,159)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable, net of reserves	859	2,083
Accounts payable and accrued expenses	3,355	9
Accrued compensation	(776)	519
Deferred fees	(1,107)	(2,573)
Taxes payable	13,498	4,209
Prepaid expenses and other assets	2,105	(445)
Deferred rent and other non-current liabilities	(2,846)	(905)
Other working capital accounts, net	2,430	(583)
Net cash provided by operating activities	269,809	231,965

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	(705)	(21,329)
Purchases of investments	(15,613)	(15,000)
Proceeds from sales of investments	14,423	-
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(18,517)	(22,520)
Net cash used in investing activities	(20,412)	(58,849)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(56,002)	(49,983)
Repurchase of common stock	(332,168)	(153,641)
Proceeds from employee stock plans	124,537	33,747
Tax benefits from share-based payment arrangements	25,225	11,159
Net cash used in financing activities	(238,408)	(158,718)

Effect of exchange rate changes on cash and cash equivalents	(3,406)	(7,039)

Net increase in cash and cash equivalents	7,583	7,359

Cash and cash equivalents at beginning of period	189,044	181,685
Cash and cash equivalents at end of period	$196,627	$189,044

Reconciliation of Adjusted and Non-GAAP Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, operating margin, net income and diluted earnings per share have been adjusted below. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Adjusted measures may also facilitate comparisons to FactSet’s historical performance.

Three Months Ended August 31, 2013

(Condensed and Unaudited)	GAAP	Stock-Based Compensation Adjustment (a)	Adjusted	YoY % Change	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
Operating Income	$70,534	$2,639	$73,173	4%	$5,499	$1,607	$80,279
Operating Margin	32.2%		33.4%	-	-	-	-
Net Income (b)	$50,964	$1,876	$52,840	9%	$3,910	$1,143	$57,893
Diluted EPS (c)	$1.16	$0.04	$1.20	11%	$0.09	$0.03	$1.31
Weighted Average Shares	44,043		44,043				44,043

(a)

GAAP operating income was adjusted to exclude a non-cash pre-tax charge of $2.6 million for stock-based compensation primarily related to performance-based options granted in connection with the acquisition of StreetAccount in June 2012. These options became eligible to vest in the fourth quarter of fiscal 2013 when the StreetAccount business accelerated to achieve growth targets established on the date of grant. The vesting of the StreetAccount related performance-based stock options increased stock-based compensation, net of tax by $1.9 million and reduced diluted earnings per share by $0.04.

(b)

For the purposes of calculating non-GAAP net income and non-GAAP diluted EPS, stock-based compensation expense and the amortization of intangible assets were taxed at the annual effective tax rate of 28.9%.

(c)	The sum of the non-GAAP diluted earnings per share may not equal the totals above due to rounding.

Supplementary Schedule of Historical ASV by Client Type

The following table presents the percentages of ASV by client type, excluding currency, and can be useful to facilitate historical comparisons.

	Q4’13	Q3’13	Q2’13	Q1’13	Q4’12
% of ASV from buy-side clients	81.6%	82.0%	81.7%	80.9%	80.8%
% of ASV from sell-side clients	18.4%	18.0%	18.3%	19.1%	19.2%